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                                                                  EXHIBIT 3.1(e)


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               CAFE ODYSSEY, INC.


         The undersigned, Chief Financial Officer of Cafe Odyssey, Inc., a Minnesota corporation (the "Corporation"), hereby certifies that the following Articles of Amendment have been duly adopted by the Board of Directors and the Shareholders of the Corporation, pursuant to the provisions of the Minnesota Business Corporation Act.

         1.    The name of the Corporation is Cafe Odyssey, Inc.

         2. Article I of the Corporation's Articles of Incorporation is amended to read in its entirety as follows:

                                   "ARTICLE I

               The name of this Corporation is PopMail.com, inc."

         3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes, also called the Minnesota Business Corporation Act.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 3rd day of September, 1999.



                                                  /s/ Thomas W. Orr
                                                  ------------------------------
                                                  Thomas W. Orr
                                                  Chief Financial Officer




                                                    STATE OF MINNESOTA
                                                  FILED - DUPLICATE COPY


                                                       SEP 03, 1999

                                                    /s/ Mary Kiffmeyer
                                                    Secretary of State